POWER OF ATTORNEY

   I, J. Jeffrey Sullivan, Executive Vice President and Chief Lending Officer of United Bank, a wholly-owned subsidiary of United Financial
Bancorp, Inc., (the "Corporation"), hereby authorize and designate Richard B. Collins, Mark A.
Roberts or any partner of the law firm of Kilpatrick
Stockton LLP as my agent and attorney in fact, with full power of substitution, to:

  (1)	prepare and sign on my behalf any Form 3,
Form 4 or Form 5 under Section 16 of the
Securities Exchange Act of 1934 with respect to the Corporation's securities and file the same with the Securities and Exchange Commission and each stock exchange on which the Corporation's stock is listed;

  (2)	prepare and sign on my behalf any Form 144
Notice under the Securities Act of 1933 with respect to a sale by me or on my behalf of the Corporation's securities and file the same with the Securities and Exchange Commission; and

  (3)	take any other action of any type whatsoever
 in connection with the foregoing which, in the opinion of such attorney in fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney in fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in such attorney in fact's discretion.

  The undersigned hereby grants to each such attorney in fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney in fact, or such attorney in fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney in fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Corporation assuming, any of the undersigned's responsibilities to comply with Section
16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Corporation, unless earlier revoked by the undersigned in a signed and dated writing delivered to each of the foregoing attorneys in fact.

Dated:  8/19/09       /s/ J. Jeffrey Sullivan